SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

AMERICAN HOME ALLIANCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	033-27508-LA (Commission File Number)	13-341552 (IRS Employer Identification Number)

706 Orchid Drive, Unit D, Bakersfield, California 93308
(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code:  (661) 391-3838

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to American Home Alliance Corporation, a Delaware corporation unless otherwise stated.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2015, Ms. Lisa Norman informed the Company that she resigned as Chairman, President, Chief Executive Officer, Secretary, and Treasurer of the Company due to her personal health.

On the same date, the Company's Board of Directors elected David G. Knott as the Company's Chairman, President, Chief Executive Officer, Secretary, and Treasurer.

At the time of Ms. Lisa Norman's resignation, Ms. Lisa Norman was the Company's sole officer and director and with the election of Mr. Knott, Mr. Knott now serves in the same capacity. Ms. Norman did not furnish the Company with any written correspondence concerning her resignation.

The resignation of Ms. Lisa Norman as an officer and a director of the Company did not arise out of any dispute or disagreement between the Company and Ms. Lisa Norman but her resignation was due solely to matters relating to her personal health.

A copy of this Form 8-K was provided to Ms. Lisa Norman at least one day prior to the filing of this Form 8-K and the Company has not received any communication from Ms. Norman relating to or suggesting that she disagrees with the statements made in this Form 8-K.

Since 2005, Mr. Knott has served as the founder and principal officer of United Asset Recovery, a firm devoted to the recovery of unclaimed property for corporations and individuals. The firm provides recovery services to companies ranging in size from Fortune 500 to small tightly-held entities. From 2013 to 2015, Mr. Knott participated in the updating of the Uniform Disposition of Unclaimed Property Act, drafted by the National Conference of Commissioners on Uniform State Laws. Mr. Knott advocates for rights and for legislation that serve the best interests of unclaimed property owners.

Certain Risks Associated with American Home Alliance Corporation

American Home Alliance Corporation is a small company with limited managerial and financial resources. Further, the Company is currently insolvent since its Total Liabilities exceed its Total Assets. Moreover, the purchase of the Company's Common Stock should only be undertaken by persons who are "Accredited Investors" and who are able to sustain the total loss of their investment.

Any person who may consider the purchase of the Company's Common Stock should carefully review the "Risk Factors" and "Factors That May Affect Future Results" as these topics are set forth in each of the Company's prior Form 10-K filings for each of the past five fiscal years.

The Company's Common Stock trades on a limited and sporadic basis and there is no continuous trading market for the Company's Common Stock and there can be no assurance that any liquid market will develop or, if it does, that it can be sustained for any period of time.

For these and many other reasons, the Company's Common Stock must be considered a "HIGH RISK" investment that is entirely unsuitable for any investor unless said investor is an "Accredited Investor" and also sophisticated and experienced in acquiring the securities of small "shell companies" that have no track record of recording of generating any revenues, positive cash flow or profits and said investor does not need the protections of the registration requirements of Section 5 of the Securities Act of 1933 as amended in that they and their financial advisors are able to make an informed investment decision while also able to sustain the total loss of their investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME ALLIANCE CORPOPRATION

Date: January 4, 2016	By: /s/ David G. Knott David G. Knott, President